EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We consent to incorporation by reference in this Registration Statement on Form S-8 of our report dated February 10, 2005 with respect to the financial statements of Mines Management, Inc. included in its Form 10-KSB filed with the Securities and Exchange Commission on May 2, 2005 which has been incorporated by reference in its entirety in this Registration Statement on Form S-8.

/s/ Lemaster & Daniels PLLC

 ____________________________

LeMaster & Daniels PLLC

Independent Certified Public Accountants.

Spokane, Washington

Date:  June 7, 2005